UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported): June 15, 2005
                                                           -------------

                    FIRST FEDERAL BANC OF THE SOUTHWEST, INC.
                    -----------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

          Delaware                       000-51243               85-0453611
-----------------------------    ------------------------    ------------------
(State or Other Jurisdiction)    (Commission File Number)     (I.R.S. Employer
      of Incorporation)                                      Identification No.)


300 North Pennsylvania Avenue, Roswell, New Mexico                     88201
--------------------------------------------------                   ----------
(Address of Principal Executive Offices)                             (Zip Code)

Registrant's telephone number, including area code:  (505) 622-6201
                                                     --------------

                                 Not Applicable
                                 --------------
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 4.01       Changes in Registrant's Certifying Accountant.
                ----------------------------------------------

         Effective June 15, 2005, First Federal Banc of the Southwest, Inc. (the "Company") engaged Eide Bailly LLP as the Company's principal accountants to audit the Company's financial statements for the year ending September 30, 2005. Eide Bailly LLP replaces Neff + Ricci LLP, who had previously been engaged for the same purpose, and who was dismissed effective June 15, 2005. The decision to change the Company's principal accountants was approved by the Company's audit committee on June 15, 2005.

         The reports of Neff + Ricci LLP on the consolidated financial statements of the Company as of and for the years ended September 30, 2003 and 2004 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that Neff + Ricci LLP's audit report on the consolidated statements of cash flows of the Company as of and for the years ended September 30, 2004 contained a paragraph that stated that the September 30, 2003 and September 30, 2004 consolidated statements of cash flow were restated. In connection with the audits for the fiscal years ended September 30, 2003 and 2004 and through the date hereof, there were no disagreements with Neff + Ricci LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Neff + Ricci LLP, would have caused Neff + Ricci LLP to make reference to the subject matter of the disagreements in connection with its reports.

         The Company provided Neff + Ricci LLP with a copy of this disclosure and requested that Neff + Ricci LLP furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether Neff + Ricci LLP agrees with the above statements, and, if not, stating the respects with it does not agree. A copy of Neff + Ricci LLP's letter dated June 21, 2005 is filed as
Exhibit 16.1 to this current report on Form 8-K.

         The audit committee unanimously approved the appointment of Eide Bailly LLP as the Company's independent registered public accounting firm for the year ending September 30, 2005. During the fiscal years ended September 30, 2003 and 2004 and the subsequent interim period prior to the date of Eide Bailly LLP's appointment, neither the Company nor anyone on its behalf consulted with Eide Bailly LLP regarding (i) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements; or (ii) any matter that was either the subject of a disagreement (as defined in paragraph (a)(1)(iv) and the related instructions to Item 304 of Regulation S-B) or a reportable event (as described in paragraph (a)(1)(iv)(B) of Item 304 of Regulation S-B).

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
                ---------------------------------------------

         On June 15, 2005, Richard C. Kauzlaric was appointed to the board of directors of the Company and First Federal Bank. Mr. Kauzlaric was appointed for a term to expire in 2007. He was also named as a member of the Company' s nominating committee. Mr. Kauzlaric's appointment was required by the Agreement and Plan of Merger dated as of August 25, 2004 by and between the Company and GFSB Bancorp, Inc. During the last two years, there have been no transactions or proposed transactions between the Company and Mr. Kauzlaric or his immediate family where Mr. Kauzlaric or his immediate family was or is to have a direct or indirect material interest.

         Also on June 15, 2005, Michael P. Mataya was appointed to the board of directors of the Company and First Federal Bank. Mr. Mataya was appointed for a term to expire in 2006. He was also named as a member of the Company' s compensation committee. Mr. Mataya's appointment was required by the Agreement and Plan of Merger dated as of August 25, 2004 by and between the Company and GFSB Bancorp, Inc. During the last two years, there have been no transactions or proposed transactions between the Company and Mr. Mataya or his immediate family where Mr. Mataya or his immediate family was or is to have a direct or indirect material interest.

Item 9.01      Financial Statements and Exhibits

               (a)  Financial Statements of Businesses Acquired. Not applicable

               (b)  Pro Forma Financial Information. Not Applicable

               (c)  Exhibits.

                    Exhibit No.         Description
                    -----------         -----------

                      16.1 Letter from Neff + Ricci LLP to the Securities and Exchange Commission dated June 21, 2005.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                                    FIRST FEDERAL BANC OF THE
                                                    SOUTHWEST, INC.



DATE: June 21, 2005                            By:  /s/ George A. Rosenbaum, Jr.
                                                    ----------------------------
                                                    George A. Rosenbaum, Jr.
                                                    Chief Financial Officer



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                                  EXHIBIT INDEX


Exhibit         Description
-------         -----------

 16.1 Letter from Neff + Ricci LLP to the Securities and Exchange Commission dated June 21, 2005.